Exhibit 10.17
Loan Contract
Loan Agreement
This Loan Agreement (hereinafter referred to as this “Agreement”) is entered into on this 1st day of July, 2008 in Pudong New Area, Shanghai by and between:
Shengqu Information Technology (Shanghai) Co., Ltd. (hereinafter referred to as “Shengqu”), a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China (hereinafter referred to as the “PRC”) with its principal business address at No. 208 Juli Road, Pudong New Area, Shanghai; and
Wang Dong-xu (hereinafter referred to as the “Holding Employee”), a Chinese citizen with the ID Card No.: [***] , whose residence locates at [***] ;
Shengqu and the Holding Employee may hereafter collectively be referred to as the “ Parties” and, individually, as the “Party”.
Whereas,
1.	The Holding Employee has entered into the Share Transfer Agreement (hereinafter referred to as the “Share Transfer Agreement”) with Shanghai Shanda Networking Co., Ltd. (hereinafter referred to as “Shanda”) on May 26, 2008, according to which 48.6% Share held by Shanda in Shanghai Shulong Technology Development Co., Ltd. (hereinafter referred to as “Shanghai Shulong”) will be transferred to the Holding Employee. For this purpose, the Holding Employee shall pay the consideration for the transferred Share valued with RMB 6,150,000 (Say: RMB six million and one hundred and fifty thousand) to Shanda.

2.	The Holding Employee does not have enough capitals to pay the said consideration, so she has applied to Shengqu for loan, and Shengqu has agreed to loan money to her.

3.	Subject to the Share Disposition Agreement (hereinafter referred to as “Share Disposition Agreement”) dated on July 01, 2008 by and between Shengqu and the Holding Employee, Shengqu or a third party designated by it has an exclusive option to obtain all Share held by the Holding Employee in Shanghai Shulong at any time.
NOW THEREFORE, the Parties have reached the following terms and conditions in respect of the Loan through friendly negotiation, on the principles of sincere cooperation, equal footing, mutual benefits and development, in accordance with the Company Law of the PRC and other laws and regulations.

Loan Contract
1.	Type of Loan: Cash

2.	Purpose of Loan: Personal Borrowing

3.	Loan Amount: RMB 6,150,000 (Say: RMB six million and one hundred and fifty thousand)

The Parties have confirmed that Shengqu has given, and the Holding Employee has received the said Loan.

4.	Loan Interest: Zero Interest

5.	Loan Term

From July 01, 2008

6.	Purpose of Loan

The Holding Employee shall not use the Loan for any other purpose rather than for paying the transferred Share.

7.	Repayment of Loan

The Holding Employee can only be released from the repayment of the Loan after the Parties perform the Share Disposition Agreement in full. Without the prior written consents of Shengqu, the Holding Employee shall not repay the Loan in whole or part to Shengqu prior to the maturity day.

8.	Statements and Warranties

The Holding Employee shall warrant that she is not the director or executive officer of Shanda Interactive Entertainment Limited, an affiliate of Shengqu.

9.	Liability for Breach of Agreement

In the event that the Holding Employee fails to use the Loan subject to the agreed purpose, Shengqu is entitled to withdraw the Loan in whole or part.

10.	Dispute Resolution
10.1	Any dispute arising out of the performance of this Agreement shall be settled through friendly negotiation by the Parties; if not reached, such dispute may be submitted for arbitration;

Loan Contract
10.2	Any such dispute shall be referred to the China International Economic and Trade Arbitration Commission Shanghai Commission (“CIETACSC”) according to the Rules of CIETACSC in force for the time being. Such arbitration shall be carried out in Shanghai.

10.3	The awards given by CIETACSC are final and binding upon the Parties. The arbitration costs (including but not limited to arbitration charges and attorney’s fees) shall be borne by the losing Party, unless otherwise specified in the given awards.
11.	Miscellaneous
11.1	Any Party shall not amend or terminate this Agreement at its own discretions, unless otherwise any amendment or termination of this Agreement is allowed by the laws and regulations. When any Party demands amending or terminating this Agreement in accordance with the laws and regulations, it shall inform the other Party of its demand in writing on a timely basis, and the Parties shall negotiate on and agree on any such amendment or termination in writing.

11.2	Anything not covered herein shall be made in a supplementary agreement upon the negotiation of the Parties. Such supplementary agreement shall have the same force and effect with this Agreement.

11.3	This Agreement is made in two (2) counterparts with Shengqu and the Holding Employee holding one (1) counterpart.

Loan Contract
[Signature Page Follow]
IN WITNESS WHEREOF, the Parties have caused their authorized representatives to enter into this Agreement as of the date and year first above written.
Shengqu
Shengqu Information Technology (Shanghai) Co., Ltd. (Seal)
Authorized Representative:
Name:
Holding Employee
Signed by:
Name: Wang Dong-xu

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